Exhibit 10.1

GLOBAL EQUITY INTERNATIONAL INC. / MAMMOTH CORPORATION

NOTES NUMBERS 3, 4 AND 5 RIDER

For good and valuable consideration, the receipt and sufficiency of which all parties acknowledge, this Rider dated December 4, 2017 amends Global Equity International Inc. / Mammoth Corporation Note 3 dated April 13, 2017 (“Note 3”), Global Equity International Inc. / Mammoth Corporation Note 4 dated June 5, 2017 (“Note 4”) and Global Equity International Inc. / Mammoth Corporation Note 5 (“Note 5”) dated August 9, 2017 (collectively the “Notes”), between Mammoth Corporation (the “Holder” or “Mammoth”), and Global Equity International, Inc., a Nevada Corporation (the “Company”), which remain in effect except as modified by this Rider, as follows:

1)	The Holder will submit the attached fifth and final, subject to the terms of this Rider, notice of conversion pertaining to Note 3 ($62,800) to the Company’s Transfer Agent (“the Conversion”). All parties agree that for this conversion only the restricted ownership percentage is increased to 9.9%. The Holder will limit its sales of the Shares received from the fifth notice of conversion to no more than 15% of the Daily Trading Volume and will prove this to the Company from time to time when requested.

2)	The Company will make six equal monthly payments to Mammoth Corporation beginning on January 15, 2018 and ending on June 15, 2018, in the amount of $54,168 per month based on the following payoff amounts:

a)	Note 3:	$0
b)	Note 4:	$248,737
c)	Note 5:	$76,275

3)	The payments described in Section 2 will be applied first to Note 5 until the entire Note is satisfied and then to Note 4 until this entire Note is satisfied.

The Holder will suspend further conversions of the Notes immediately after the Shares received from the fifth notice of conversion clear deposit (Deposited into Holder’s brokerage account free of any restrictions from the Company, Mammoth’s brokerage and clearing firms, DTC and the SEC, and are able to be freely traded by Holder).

The Holder will no longer suspend further conversions of the Notes and revert back to the conversion terms agreed in each Note in the event the Shares received from the fifth notice of conversion do not clear deposit or in the event any payment is not made in a timely manner.

Provided all payments are made when due, no further interest will accrue.

Global Equity International Inc.

By:	/s/ Enzo Taddei
Enzo Taddei, CFO

Mammoth Corporation

By:	/s/ Brad Hare
Brad Hare, President